LAURENCE SOOKOCHOFF, P. GEO
Suite 120, 125A 1030 Denman Street
Vancouver, BC Canada
V6G 2M6

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of statements made by me regarding the mineral properties of Ingenium Capital Corp. in the Form SB-2 Registration Statement dated March 26, 2004, to be filed by Ingenium Capital Corp. with the United States Securities and Exchange Commission.

Dated the 26th day of March, 2004

/s/ Laurence Sookochoff

LAURENCE SOOKOCHOFF
Consulting Geologist